      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1999
                                            REGISTRATION NO. 333-______________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             REPUBLIC SERVICES, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)


               DELAWARE                                         65-0716904
(State or Other Jurisdiction of Incorporation                (I.R.S. Employer
           or Organization)                                  Identification No.)

                             REPUBLIC SERVICES, INC.
                        110 S.E. SIXTH STREET, 28TH FLOOR
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 769-2400
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                DAVID A. BARCLAY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             REPUBLIC SERVICES, INC.
                        110 S.E. SIXTH STREET, 28TH FLOOR
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 769-2400
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)


                          REPUBLIC SERVICES 401(K) PLAN
                            (Full Title of the Plan)

                           -------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                             JONATHAN L. AWNER, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                          SUNTRUST INTERNATIONAL CENTER
                         ONE S.E. 3RD AVENUE, 28TH FLOOR
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

                         CALCULATION OF REGISTRATION FEE


======================================================================================================================
                                                                                       PROPOSED
                                                                                        MAXIMUM             AMOUNT OF
            TITLE OF                    AMOUNT TO            PROPOSED MAXIMUM          AGGREGATE          REGISTRATION
   SECURITIES TO BE REGISTERED        BE REGISTERED      OFFERING PRICE PER SHARE   OFFERING PRICE (2)         FEE
   ---------------------------        -------------      ------------------------   ------------------    ------------
Common Stock, par value $0.01 per        800,000                $22.91(1)             $18,328,000(1)        $5,096.00
share
======================================================================================================================


(1) Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of a shares of the Registrant's Common Stock as reported on The New York Stock Exchange on June 23, 1999. In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Employees participating in the Plan may allocate their contribution among various investment alternatives offered by the Plan which includes Common Stock of the Registrant. The Registrant will contribute $.50 for each $1.00 of employee contributions up to 4% of eligible compensation in the form of original issuances of Common Stock of the Registrant.

                  Total Number of Sequentially Numbered Pages:  8
                  Exhibit Index on Sequentially Numbered Page:  8
================================================================================

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Republic Services 401(k) Plan (the "Plan") filed by Republic Services, Inc. (the "Company") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof will be available to participants in the Plan, without charge, upon written or oral request. Any such request should be directed to David A. Barclay, Senior Vice President and General Counsel, Republic Services, Inc., 110 S.E. Sixth Street, 28th Floor, Fort Lauderdale, Florida, 33301, Telephone (954) 769-2400.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by Republic Services, Inc. (the "Company") with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

         (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999; and

         (c) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act, filed with the Commission on May 20, 1999; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, dated March 3, 1999, as amended.


         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares registered hereby will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Miami, Florida. Certain attorneys employed by Akerman, Senterfitt & Eidson, P.A. beneficially own shares of the Common Stock of the Company as of the date hereof.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate") provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Amended and Restated Bylaws (the "Bylaws") provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:


          EXHIBIT
          NUMBER                DESCRIPTION
          -------               -----------
             4.1        --      Amended and Restated Certificate of
                                Incorporation of the Company (incorporated by
                                reference to Exhibit 3.1 of the Company's
                                Quarterly Report on Form 10-Q for the period
                                ended June 30, 1998).

             4.2        --      Certificate of Amendment of Amended and
                                Restated Certificate of Incorporation of the
                                Company dated June 15, 1999.

             4.3        --      Amended and Restated Bylaws of the Company
                                (incorporated by reference to Exhibit 3.2 of
                                the Company's Quarterly Report on Form 10-Q
                                for the period ended June 30, 1998).

             4.4        --      Form of the Company's Common Stock Certificate.

             5.1        --      Opinion of Akerman, Senterfitt & Eidson, P.A.

            10.1        --      Republic Services 401(k) Plan.

            23.1        --      Consent of Arthur Andersen LLP.

            23.2        --      Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

          EXHIBIT
          NUMBER                DESCRIPTION
          -------               -----------

            24.1        --      Powers of Attorney (included as part of the
                                signature page hereto).


         In lieu of the opinion of counsel or determination letter contemplated by Section 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to continue to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A.       (1)      To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Fort Lauderdale, State of Florida, on the 29th day of June, 1999.

                                                  REPUBLIC SERVICES, INC.


                                                  By:/s/ Harris W. Hudson
                                                     --------------------------
                                                     Harris W. Hudson
                                                     Vice Chairman and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints H. Wayne Huizenga and Harris W. Hudson his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

            SIGNATURE                                         TITLE                            DATE
            ---------                                         -----                            ----

/s/ H. Wayne Huizenga                                  Chairman of the Board                June 29, 1999
---------------------------------
    H. Wayne Huizenga

/s/ Harris W. Hudson                                Vice Chairman and Director              June 29, 1999
---------------------------------
    Harris W. Hudson

/s/ James E. O'Connor                          Chief Executive Officer and Director         June 29, 1999
---------------------------------                  (principal executive officer)
    James E. O'Connor

/s/ Tod C. Holmes                                 Senior Vice President and Chief           June 29, 1999
---------------------------------             Financial Officer (principal financial
    Tod C. Holmes                                officer and principal accounting
                                                             officer)

/s/ John W. Croghan                                          Director                       June 29, 1999
---------------------------------
    John W. Croghan

/s/ Ramon A. Rodriguez                                       Director                       June 29, 1999
---------------------------------
    Ramon A. Rodriguez

/s/ Allan C. Sorensen                                        Director                       June 29, 1999
    -----------------------------
    Allan C. Sorensen

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 29th day of June, 1999.

                      REPUBLIC SERVICES 401(K) PLAN

                      By: The Administrative Committee, as Plan Administrator


                      /s/ David A. Barclay
                      -------------------------------
                      By:     David A. Barclay
                      Title:  Senior Vice President, General Counsel, Secretary
                              and Member of the Administrative Committee
                              administering the Republic Services 401(k) Plan

                                  EXHIBIT INDEX


          EXHIBIT
          NUMBER                  DESCRIPTION
          -------                 -----------
              4.1         --      Amended and Restated Certificate of
                                  Incorporation of the Company (incorporated by
                                  reference to Exhibit 3.1 of the Company's
                                  Quarterly Report Form 10-Q for the period
                                  ended June 30, 1998).
              4.2         --      Certificate of Amendment of Amended and Restated Certificate
                                  of Incorporation of the Company dated June 15, 1999.
              4.3         --      Amended and Restated Bylaws of the Company
                                  (incorporated by reference to Exhibit 3.2 of
                                  the Company's Quarterly Report on Form 10-Q
                                  for the period ended June 30, 1998).
              4.4         --      Form of the Company's Common Stock Certificate.
              5.1         --      Opinion of Akerman, Senterfitt & Eidson, P.A.
             10.1         --      Republic Services 401(k) Plan.
             23.1         --      Consent of Arthur Andersen LLP.
             23.2         --      Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).
             24.1         --      Powers of Attorney (included as part of the signature page hereto).